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                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                   July 27, 2004


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut 06089

RE:      $2,000,000,000 SECURED NOTES REGISTRATION STATEMENT
         ON FORM S-3--CONSENT TO REGISTRATION STATEMENT REFERENCE

         This letter will serve as our consent to the reference in the registration statement, as amended, on Form S-3 to be filed by Hartford Life Insurance Company with the Securities and Exchange Commission, to the legal advice of Sidley Austin Brown & Wood LLP, as counsel to Bear Stearns & Co. Inc., on the subject of whether the notes may be deemed to be contracts of insurance as described in "Risk Factors - Risk Factors Relating to the Notes - The notes could be deemed to be contracts of insurance or participations in the related funding agreement which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes" in the prospectus included in the registration statement.

Very truly yours,

/s/ SIDLEY AUSTIN BROWN & WOOD LLP
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